Exhibit 99.2
U.S. Bank Acquires First Community Bank (New Mexico) January 28, 2011

2 Forward-looking Statements and Additional Information The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp's revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp's business and financial performance is likely to be impacted by effects of recently enacted and future legislation and regulation. U.S. Bancorp's results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk. Finally, there can be no assurance that we will realize the anticipated benefits related to the First Community Bank transaction. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2009, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Corporate Risk Profile" contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Transaction Overview Transaction: Terms: Approvals: Status: FDIC assisted whole bank purchase and assumption transaction U.S. Bank received substantially all assets and liabilities of First Community Bank, a subsidiary of First State Bancorporation of Albuquerque, New Mexico No holding company assets or liabilities acquired Purchased $2.1 billion of assets, including $1.5 billion of loans Assumed $1.8 billion of deposits Purchased for an asset discount of approximately $380 million Terms do not include a deposit premium Cumulative credit loss assumption taken at close as a % of commitments and OREO outstandings = $273 million, or 16.4% Total estimated credit losses through the cycle = 22.5%* Terms do not include a loss sharing agreement All approvals received Closed January 28, 2011 * Through the cycle credit losses based on average loan portfolio balance since December 31, 2007

Transaction Overview First Community Bank operates 38 branches in NM (35) and AZ (3) Provides USB with the #3 market share ranking in New Mexico Complementary footprint Adds 25th contiguous state to USB footprint Loan portfolio 51% CRE, 25% construction, 10% 1-4 family, 13% C&I, 1% other Deposits 55% checking, savings & NIB, 45% time deposits Source: SNL; market share as of 6/30/2010 U.S. Bank First Community Bank

Transaction Summary Low risk transaction Attractive entry into New Mexico #3 market share Expands USB footprint to 25th contiguous state Expect to increase presence in state through future de novo branch expansion Financially attractive for USB shareholders Significantly exceeds all internal financial hurdles for IRR, DCF and accretion with conservative assumptions Minimal impact on capital Additional earnings from approximately 50,000 new deposit customers

U.S. Bancorp U.S. Bank First Community Bank

U.S. Bank Acquires First Community Bank (New Mexico) January 28, 2011